Exhibit 99.1

Hesperion AG Ltd
Consolidated Balance Sheets

(Dollars in thousands)

	December 31,
	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$7,104	$6,956
Accounts receivable, net	4,783	3,280
Unbilled accounts receivable	679	120
Accounts receivable, other	178	92
Prepaid and other current assets	663	424
Total Current Assets	13,407	10,872
Property and equipment, net	991	702
Goodwill	3,138	650
Deposits and guarantees	497	436
Deferred tax asset	1,014	1,196
Intangibles	4,346	4,623
Other non current assets	13	5
Total Assets	$23,406	$18,484

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable, trade	$861	$891
Accrued expenses	1,665	1,332
Deferred revenue	8,059	5,456
Accounts payable, other	612	539
Other short-term liabilities	692	675
Total Current Liabilities	11,889	8,893
Deferred tax liability	1,464	1,234
Other long-term liabilities	4,182	3,985
Total Liabilities	17,535	14,112

Stockholders’ equity:
Share capital	115	106
Share premium	1,698	1,573
Legal reserve	57	46
Cumulative translation adjustment	231	(10)
Retained earnings	3,770	2,657
Total Stockholders’ Equity	5,871	4,372
Total Liabilities and Stockholders’ Equity	$23,406	$18,484

The accompanying notes are an integral part of these consolidated financial statements.

Hesperion AG Ltd
Consolidated Statements of Operations

For the Years Ended December 31, 2006 and 2005

(Dollars in thousands, except share and per share amounts)

	December 31,
	2006	2005
Net service revenue	$25,110	$21,176
Reimbursement revenue	4,188	3,474
Total revenue	29,298	24,650
Operating expenses:
Direct expenses	18,478	17,559
Reimbursable out-of-pocket expenses	4,188	3,474
Sales, general and administrative expenses	4,893	3,312
Total operating expenses	27,559	24,345
Net operating income	1,739	305
Other income (expense):
Interest expense	(396)	(434)
Other	285	597
Total other income (expense)	(111)	163
Income before income taxes	1,628	468
Income taxes	515	131
Net income	$1,113	$337

Basic loss per common share:
Net loss from continuing operations	$7.95	$2.41
Net loss	$7.95	$2.41
Weighted average number of common shares outstanding	140,000	140,000

The accompanying notes are an integral part of these financial statements.

Hesperion AG Ltd

Consolidated Statements of Cash Flow

For the Years Ended December 31, 2006 and 2005

(Dollars in thousands)

	December 31,
	2006	2005
Cash flow from operating activities
Net income	$1,113	$337
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation expense	340	354
Non-cash restructuring charge	172	—
Amortization of intangible assets	277	1,446
Deferred tax liability	412	198
Changes in assets and liabilities
Accounts receivable, net	(2,148)	1,125
Prepaid and other current assets	(308)	276
Accounts payable	43	(172)
Deferred revenue	2,603	(595)
Other accrued liabilities and other liabilities	547	(1,269)
Net cash provided by operating activities	3,051	1,700
Cash flow from investing activities
Interest income
Purchase of property and equipment	(343)	(565)
Acquisition of Touchstone Research, Inc.	(2,946)	—
Net cash used by investing activities	(3,289)	(565)
Cash flow from financing activities
Proceed from exercise of stock options	9	(18)
Net cash provided (used) by financing activities	9	(18)
Effect of exchange rate changes on cash	377	(545)
Net increase in cash and cash equivalents	148	572
Cash and cash equivalents, beginning of year	6,956	6,384
Cash and cash equivalents, end of year	$7,104	$6,956

The accompanying notes are an integral part of these financial statements.

Hesperion AG Ltd

Consolidated Statements of Shareholders’ Equity

For the Years Ended December 31, 2006 and 2005

(Dollars in thousands, except share and per share amounts)

	Common Stock		Additional Paid-in	Legal	Other Comprehensive	Retained	Total Stockholders’
	Shares	Amount	Capital	Reserve	loss	earnings	Equity
Balance December 31, 2005	140,000	$106	$1,573	$46	$(10)	$2,657	$4,372
Translation adjustment				11	241		252
Issuance of common stock		9	125				134
Net loss						1,113	1,113
Balance December 31, 2006	140,000	$115	$1,698	$57	$231	$3,770	$5,871

Notes to Financial Statements

For the Years Ended December 31, 2006 and 2005

1      Corporate information

Hesperion is a clinical research organization (“CRO”) with its main activities related to the coordination, planning and managing of clinical studies in connection with the development and research activity for testing of medical drugs before market introduction.

The unaudited consolidated financial statements of Hesperion Ltd. (“Hesperion”) for the year ended December 31, 2006 were authorized for issue in accordance with a resolution of the Board of Directors on March 5, 2007. Hesperion is a limited company domiciled in Allschwil, Switzerland. Its subsidiaries are located in Israel, the Netherlands, France, Poland, the United Kingdom, the USA and Russia. Hesperion owns 100% of the shares of its subsidiaries. Cerep SA, domiciled in Paris, acquired Hesperion on January 1, 2004 and holds 100% of all outstanding shares.

2      Significant accounting judgements, estimates and assumptions

Basis of preparation

The unaudited consolidated financial statements have been prepared in accordance with applicable accounting standards. The book value of accounts receivable and accounts payable are estimated to represent a fair value as of the balance sheet date.  In order to comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), the accompanying financial statements have been converted to United States dollars.

Statement of compliance

The unaudited consolidated financial statements of Hesperion and its subsidiaries are presented in accordance with US GAAP. Any adjustments or differences with the unaudited statements originally prepared in accordance with International Financial Reporting Standards (“IFRS”) have been eliminated. The accounting policies adopted were made consistent with the previous financial year.

Basis of consolidation

The unaudited consolidated financial statements comprise the financial statements of Hesperion and its subsidiaries  (“Group”) as at December 31, each year. The financial statements of the subsidiaries are prepared for the same reporting year as the parent company, using consistent accounting policies. Adjustments are made to bring into line any dissimilar accounting policies that may exist.

All intercompany balances and transactions, including unrealized profits arising from intra-group transactions, have been eliminated in full.

Subsidiaries are consolidated from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group.

Change of consolidation scope

Effective September 1, 2006, Hesperion acquired Touchstone Research, Inc., located in Maryland, USA.  In connection with the acquisition, the name of the company was changed to Hesperion US, Inc. Accordingly, the unaudited consolidated financial statements for fiscal 2006 include the results of Hesperion US, Inc. from the effective date of the acquisition.

Hesperion Russia was formed on September 1, 2006. Accordingly, the unaudited consolidated financial statements include the results of Hesperion Russia for the four month period from its inception.

Foreign currency translation

Hesperion’s functional currency is the Swiss Franc while the functional currency of Heperion’s foreign subsidiaries is the local currency.  The group’s financial statements have been translated into U.S. dollars using the period-end exchange rate for the corresponding balance sheets and using the average exchange rate for the corresponding income statements. Exchange differences arising from these translations are reflected in the shareholders’ equity section as “cumulative translation adjustment”.

Foreign currency transactions are accounted for at the exchange rates prevailing at the date of the transactions. Gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement in the corresponding period.

Property, plant and equipment

Depreciation for property, plant and equipment is calculated on a straight-line basis over the estimated useful life of the asset as follows:

•	Leasehold improvements:	over the lease period

•	Office equipment:	5 years

•	Data/IT equipment:	3 years

The carrying values of equipment are reviewed for impairment when events of changes in circumstances indicate the carrying value may not be recoverable. If any such indications exist and where the carrying values exceed the estimated recoverable amount, the assets are written down to their recoverable amount. The recoverable amount of plant and equipment is the greater of net selling price or the value in use. As applicable,  impairment losses are recognized in the income statement.

Trade and other receivables

Trade receivables, which generally have 30-45 day terms, are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written off when identified.

Cash and cash equivalents

Cash and short-term deposits in the balance sheets are comprised of cash at bank and short-term deposits with an original maturity of three months or less.

Marketable securities

The Groups’ marketable securities are classified as trading. Any changes to the fair value are recorded in the income statement. The current securities were bought with the intention to enhance returns on available cash. The securities are liquid and sellable on an active trading market whereas no lien or surety is associated. Hesperion Ltd. has the intention to trade the securities when the opportunity arises, depending on Hesperion’s cash and marketable securities management strategy.

Revenue

In general, revenue is recognized when substantially all risks and rewards are transferred to the customers. For fee-for-service contracts revenue is recognized in the period in which the service is performed.

For fixed price contracts revenue is generally recognized based on the percentage of completion method. Under this method, contract revenue is matched with the contract costs based on hours incurred in reaching the state of completion, resulting in the reporting of revenue, expenses and profit, which can be attributed to the proportion of work completed. Expected losses are provided for immediately.

Pass-through costs represent all third party costs, such as investigator fees and grants, central labs, courier, travel cost, out-of-pocket and any other expenses, incurred by Hesperion during the performance of its services and are only contracted by Hesperion on behalf of its clients. Such costs are passed along to the clients for reimbursement usually including a handling fee.

Cost of revenue

All direct project related costs are considered cost of revenue. In addition, project related hours are captured and valued at an internal cost rate, inclusive of overhead allowance.

Income tax

Deferred income tax is provided, using the liability method, on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes. Income taxes for the year comprise current and deferred tax, using rates enacted or substantially enacted at the balance sheet date. Current tax is the expected tax payable on the taxable income for the year and any adjustments to tax payable in respect of previous years.

Financial risk management

Hesperion monitors its financial risks continuously. The company has established processes for the careful and timely monitoring and controlling of its financial instruments and investments. Management reviews compliance and updates the processes on a recurring basis as appropriate.

Interest rate risk

Hesperion’s exposure to interest rate risk is low, as the company currently has no interest-bearing debt and holds only short-term positions in cash and cash equivalents. It is the company policy to deal only with top-rated financial institutions.

Credit risk

Credit risk relates to all Hesperion receivables and the risk that a debtor may become unable to meet its liabilities. In order to minimize this risk, Hesperion enters into contractual agreements, which includes a significant downpayment element, thereby reducing the risk for providing services without being compensated. In case no downpayment is received, a detailed analysis of the debtor is carried out in order to evaluate and reduce any credit risk. At the time the Company identifies a specific transaction for which payment is deemed unlikely, the Company provides an allowance. This evaluation is subjective and may involve estimates as to the likelihood of eventual payment from a customer.

Business Combinations

Business combinations are accounted for using the acquisition accounting method. This involves recognizing identifiable assets and liabilities of the acquired business at fair value. Goodwill acquired in a business combination is recorded at cost being the excess of the cost of the business combination over the interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities.

Goodwill

Goodwill is reviewed for impairment, annually or more frequently if events or changes in circumstances indicate the carrying value may be impaired. Impairment is determined by assessing the recoverable amount of the cash-generating unit, or units to which the goodwill relates. Where the recoverable amount of the cash-generating unit, or units is less than the carrying amount of the goodwill attributable to the cash gerating unt, or units an impairment loss is recognized. We have recorded no impairment in our goodwill as of the balance sheet date. Please refer to the relevant note concerning goodwill for further details.

Intangible assets

Finite-life intangible assets acquired are measured on intital recognition at fair value. Management determines the useful life af the assets and amortizes the value of the intangible asset over that period. Intangible assets with finite lives are assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and method for an intangible asset with a useful life is reviewed at least annually. Changes in the expected useful life or the expected pattern of consumption of economic benefits embodied in the asset is accounted for by changing the amortization period or method, as appropriate and treated as changes in accounting estimates. We have recorded no changes in the expected useful lives or the carrying amount of our intangible assets as of the balance sheet date.

Hesperion has not identified any other key assumptions and estimates about the future and the application of certain accounting principles, which could result in a significant risk of causing a material adjustment to the fair value amounts of assets and liabilites.

Changes in accounting policies

The accounting standards, amendments and interpretations effective from January 1 2006 without material impact on the Group’s financial statements are the following:

•                  IAS 1 and IAS 19 Amendment: actuarial gains and losses, group plansand disclosures

•                  IAs 21 Amendment: cash flow hedge accounting of forecast intragroup transactions

•                  IAS 39 Amendment: the fair value option

•                  IAS 39 and IFRS 4 Amendment: financial guarantee contracts

•                  IFRIC 4: determining whether an arrangement contains a lease

•                  IFRIC 5: rights to interests arising from decommissioning, restoration and environmental rehabilitation funds

•                  IFRC 6: liabilities arising from participating in a specific market — waste electrical and electronic equipment

•                  IFRIC 9: reassessment of embedded derivatives

The following interpretation to existing standards have been published that are mandatory for the Group’s accounting periods beginning on or after May 1, 2006 or later periods and that the Group has not early adopted.

•                  IFRS 7 Financial Instruments: disclosures, and the complementary amendment to IAS 1, Presentation of Financial Statements — Capital Disclosures effective from January 1, 2007. The Group will apply IFRS 7 and the amendment to IAS 1 from annual periods beginning January 1, 2007, with no effect on the Group’s accounts other than a modification of the required disclosures in the notes to the consolidated financial statements.

•                  IFRS 8 Operating Segments: replaces IAS 14 and requires an entity to adopt the “management approach” to reporting on the financial performance of its operating segments. Generally, the information to be reported would be what management uses internally for evaluating the operating performance of its segments and deciding how to allocate resources to its operating segments. IFRS 8 applies to the annual financial statements for periods beginning on or after January 1, 2009, with no effect on the Group’s accounts other than a modification of the required disclosures in the notes to the consolidated financial statements.

•                  IFRIC 8/Scope of IFRS 2: effective for annual periods beginning on or after May 1, 2006. The Group will apply IFRIC 8 from January 1, 2007, but no impact is expected on the Group’s accounts.

•                  IFRIC 10 Interim Financial Reporting and Impairment effective for annual periods beginning on or after November 1, 2006. The Group will apply IFRIC 10 from January 1, 2007, but no impact is expected on the Group’s accounts.

•                  IFRIC 11, IFRS 2 Group and Treasury Share Transactions effective for annual periods beginning on or after March 1, 2007. The Group will apply IFRIC 11 from January 1, 2008, but no impact is expected on the Group’s accounts.

3                                         The Group’s primary segment reporting format is determined to be geographic. The Group provides principally the same services across all geographies and organizes and manages itself along those lines. Activities relate to the worldwide coordination, planning and management of clinical studies in connection with the development and research activity for testing of medical drugs before market introduction.

The Group’s geographical segments are based on the location of the Group’s assets. Revenues are disclosed based on the location of the customer.

($, in thousands)	Year Ended December 31,
Additional information	2006	2005

Revenue by geographic area:
Europe:
Switzerland	6,482	6,293
France	684	1,227
Italy	393	598
Austria	135	593
Germany	5,840	4,058
United Kingdom	1,885	1,256
Belgium	280	1,205
Israel	264	—
The Netherlands	153	—
Rest of Europe	—	76
Total Europe	16,116	15,306
Americas:
USA	7,997	4,689
Canada	—	139
Total Americas	7,997	4,828
Asia-Pacific:
Australia	264	368
South Korea	648	674
Singapore	85	—
Total Asia-Pacific	997	1,042

Total net service revenue	25,110	21,176

4	($, in thousands)	Year Ended December 31,
	Other operating income	2006	2005

	Rent income	287	389
	Foreign currency translation gain (loss)	(27)	113
	Miscellaneous	25	95

	Total other operating income	285	597

5	($, in thousands)	Year Ended December 31,
	Employee costs	2006	2005

	Wages and salaries	12,798	10,259
	Social security costs	1,595	1,139
	Pension costs — defined contribution plans — employer contribution	1,103	1,135
	Other personnel expenses	545	635
	Total employee costs	16,041	13,168

	Headcount (at the end of year)	220	161
	Full time equivalent (FTE)	205.2	151.3

Hesperion has an employee benefit plan in existence, which is aligned with local conditions in Switzerland. It is financed by means of contributions to a legally independent pension/insurance fund and the periodic cost recognized in the consolidated income statement equals the contributions made by the employer. For multi-employer plans considered as a defined benefit plan, for which the information to account for as a defined benefit plan is unavailable, the company accounts for as a defined contribution plan. The company has no further pension obligations or any other post-employment benefit plans in existence.

6	($, in thousands)	Year Ended December 31,
	Financial income (loss)	2006	2005

	Interest income	84	14
	Interest expense	(10)	(1)
	Net foreign exchange transaction gains/(losses)	(105)	98

	Financial (loss)/income	(31)	111

7	($, in thousands) Property, plant and equipment	Office Equipment and other	IT Equipment	TOTAL

	Cost at January 1, 2005	994	1,735	2,729
	Additions	235	334	569
	Retirements/disposals	—	(111)	(111)
	Currency adjustments	(141)	(245)	(386)

	Cost at December 31, 2005	1,088	1,713	2,801
	Accumulated depreciation at 1 January 2005	(725)	(1,514)	(2,239)
	Depreciation	(133)	(152)	(285)
	Accumulated depreciation of retirements/disposals	—	109	109
	Currency adjustments	108	208	316
	Accumulated depreciation at December 31, 2005	(750)	(1,349)	(2,099)

	Net book value at December 31, 2005	338	364	702

	Cost at January 1, 2006	1,088	1,713	2,801
	Additions	180	166	346
	Retirements/disposals	(79)	(124)	(203)
	Acquisition of subsidiary	125	50	175
	Currency adjustments	89	190	279

	Cost at December 31, 2006	1,403	1,995	3,398
	Accumulated depreciation at 1 January 2006	(872)	(1,568)	(2,440)
	Depreciation	(131)	(211)	(342)
	Accumulated depreciation of retirements/disposals	76	121	197
	Currency adjustments	70	108	178
	Other	—	—	—
	Accumulated depreciation at December 31, 2006	(857)	(1,550)	(2,407)

	Net book value at December 31, 2006	546	445	991

8	($, in thousands)	Year Ended December 31,
	Goodwill	2006	2005

	Cost at January 1	650	719
	Additions	2,389	9
	Currency adjustments	99	(78)
	Cost at December 31	3,138	650

	Allocation of goodwill to Cash Generating Units:
	Chapelpharma (now Hesperion UK, Ltd.)	740	650
	Touchstone Research (now Hesperion US, Inc.)	2,398	—

Chapelpharma Ltd. (now Hesperion UK, Ltd.):

The goodwill related to the acquisition of Chapelpharma in 2004 has been reviewed for impairment purposes. The recoverable amount of the cash generating unit (“Chapelpharma”) has been determined based on a value in use calculation using cash flow projections based on financial 5-year outlook prepared by senior management. The pre-tax discount rate applied to cash flow projections is 11% for 2006 and 2005; and cash flows beyond the five year period have been extrapolated using a 6% growth rate which is standard for the industry. The discount rate reflects management’s best estimate of the rates specific to the Chapelpharma business. The growth rates are based on published industry research. Such calculations resulted in no impairment of the recorded goodwill.

There are no reasonable changes in estimates that would cause the carrying value of the Chapelphama goodwill to exceed its recoverable amount.

Touchstone Research, Inc. (now Hesperion US, Inc.):

Touchstone Research, Inc. was acquired as of September 1, 2006. The purchase price has been allocated to identifiable assets based on the fair value principle. The goodwill amount shows the difference between the calculated purchase price and the net assets of the company and reflects the cost of the acquired workforce, location, network, knowledge base, and the related synergies to the activities of the Group, which do not meet the criteria for recognition as intangible assets, and therefore, based on a preliminary assessment, have not been recognised separately from goodwill. The final assessment of any intangible assets as well as the first impairment test will take place at the first anniversary following the acquisition.

The fair value identifiable assets and liabilities of Touchstone Research, Inc. at the date of acquisition were the following:

	(USD)	(CHF)
Property, plant and equipment	172	210
Deposits	18	22
Cash & cash equivalents	397	484
Trade receivables and other short-term assets	711	868
Trade payables and other short-term liabilities	331	404
Net assets	967	1 180
Acquisition costs	86	107
Goodwill arising on acquisition	5 110	6 300
Currency adjustment	—	(70)

Total consideration, inclusive of acquisition costs	6 163	7 517

The total consideration will be paid in cash, and includes at year-end an estimated earn-out payment of 2,800. The cash-outflow on the acquisition in 2006, net of the cash and cash equivalents acquired with the subsidiary, amounts to 2,900.

For the 8 month period in 2006 prior to the acquisition (January 1 thru August 31), Touchstone Research, Inc reported net revenue of 3,600.

9	($, in thousands)	Year Ended December 31,
	Trade Accounts Receivable	2006	2005

	Trade accounts receivable, gross	5,108	3,436
	Allowances for doubtful accounts	(325)	(156)

	Trade accounts receivable, net	4,783	3,280

10	($, in thousands)	Year Ended December 31,
	Cash and cash equivalents	2006	2005

	Cash at bank and in hand	5,282	3,915
	Short- term bank deposits	1,822	3,042
	Total cash and cash equivalents	7,104	6,956

As of December 31, 2006 and 2005, respectively, 41 and 38 of the cash available at bank are restricted.

11	($, in thousands)	Year Ended December 31,
	Related party transactions	2006	2005

	Transactions with parent company Cerep SA:

	Services sold	492	437
	Receivables at December 31	100	217
	Services bought	28	—
	Payables at December 31	2	—

	Compensation to key management:

	Base salary	1,054	883
	Social costs	97	58
	Pension costs	65	65
	Bonus payments	145	93
	Other benefits	5	80

	Total compensation to key management	1,366	1,179

The specification includes the compensation to the Board of Directors and to the Executive Management (“key management”). There are no share-based payment or stock option plans in place.

12	($, in thousands)	Year Ended December 31,
	Income taxes and deferred taxes	2006	2005

	Income taxes shown in the income statement:
	Current tax expenses (-)/income (+)	(179)	41
	Deferred tax expenses(-)/income (+)	(336)	(172)
	Total income taxes	(515)	(131)

	The components of income tax expenses are the following:
	Income taxes relating to the current period	(179)	41
	Current income tax expenses	(179)	41

	Deferred income tax expenses:
	Due to temporary differences	(153)	0
	Use of tax loss carry-forwards	(183)	(172)
	Deferred income tax expenses	(336)	(172)

	Income before taxes	1,628	468
	Income tax expenses at the applicable tax rate of 25%	(407)	(117)
	Other effects (different tax rates in affiliates, non-recognition of deferred taxes in the UK related to the tax loss carried forward, etc.)	(108)	(14)
	Effective income taxes	(515)	(131)
	Net income	1,113	337

	31 December 2006	31 December 2005

Deferred tax assets:
Tax value of loss carry-forwards (Switzerland only)	1,286	1,501
Deferred tax expenses (-) /income (+) related to tax loss carry forwards	(245)	(305)
at the applicable rate of 25%	1,041	1,196

The remaining tax loss carry-forward will expire in 2009.

Deferred tax liability (temporary differences):
- trade accounts receivable	1,387	—
- work in progress	77	—
	1,464	1,234

13	($, in thousands)	Year Ended December 31,
	Short-term liabilities and charges	2006	2005

	Deferred purchase price acquisitions	—	17
	Vacation and overtime outstanding balance	692	658

	Short-term liabilites and charges	692	675

14	($, in thousands)	Year Ended December 31,
	Long-term liabilities and charges	2006	2005

	Deferred purchase price acquisitions	4,122	3,942
	Other	60	43

	Long-term liabilites and charges	4,182	3,985

15	($, in thousands)	Year Ended December 31,
	Operating lease commitments	2006	2005

	The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

	Due within:
	- 1 year	1,977	1,254
	- 2 years	1,986	1,212
	- 3 years	1,802	1,173
	- 4 years	1,159	1,143
	- 5 years	880	1,032
	- thereafter	1,615	2,279

	Total operating lease commitments	9,419	8,093

The operating lease commitments relate primarily to the lease of office facilities at different Hesperion locations.

Corporate Structure

Company	Country	Consolidation method	Issued share capital December 31, 2006		Issued share capital December 31, 2005

Hesperion Ltd.	Switzerland	Parent company	$114,870		$106,428
Hesperion Benelux B.V.	The Netherlands	Consolidation Method	EUR	60 000	EUR	60 000
Hesperion Israel Ltd.	Israel	Consolidation Method	NIS	1 000	NIS	1 000
Hesperion France SARL	France	Consolidation Method	EUR	60 000	EUR	60 000
Hesperion UK Ltd. (former Chapelpharma Ltd.)	United Kingdom	Consolidation Method	GBP	500	GBP	500
Hesperion Inc.	USA	Consolidation Method	USD	5 000	USD	5 000
Hesperion Sp. z o.o.	Poland	Consolidation Method	PLN	50 000	PLN	50 000
LLC Hesperion Russia	Russia	Consolidation Method	RUB	375 000	—
Hesperion US, Inc. (former Touchstone Research, Inc.)	USA	Consolidation Method	USD	500	—

The business of all companies is to provide clinical development services.  All subsidiaries are 100% owned by Hesperion, who also holds the entire voting power.